UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2005

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

142 West 57th Street, New York, New York		10019-3300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2005, the Third Amendment to Note Purchase Agreement (the "Amendment") was entered into among Arbitron Inc. (the "Company") and John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 4 Limited and Signature 5 L.P., each one of the Note Holders party thereto (the "Note Holders"), effective as of June 2, 2005.

The Amendment amends various provisions of the Note Purchase Agreement dated as of January 31, 2001, as amended. The Amendment: (i) deletes certain requirements to make mandatory offers to prepay, (ii) amends certain notice requirements applicable to the Company, (iii) deletes interest rate hedging obligations, (iv) eliminates or loosens the restrictions applicable under various negative covenants, including those relating to liens, acquisitions, indebtedness, the creation of joint ventures, contingent obligations, investments, the payment of dividends and distributions, certain financial covenants, dispositions of and investments in any foreign subsidiary, capital expenditures and sale and leasebacks and (v) amends and adds certain definitions in connection with the foregoing.

The foregoing description of the Amendment is qualified in its entirety by reference to the actual Amendment which is filed as an Exhibit hereto, and is incorporated by reference hereto.

Item 9.01 Financial Statements and Exhibits.

99.1 Third Amendment to Note Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

June 16, 2005	By:	Dolores L. Cody

Name: Dolores L. Cody
Title: Executive Vice President, Legal & Business Affairs, Chief Legal Officer & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Third Amendment to Note Purchase Agreement